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                                                                    EXHIBIT 23.7



                         CONSENT OF NOMINEE FOR DIRECTOR

         The undersigned understands that Bakers Footwear Group, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

         The undersigned hereby consents to be named as a director nominee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.



                                                   /s/  Harry E. Rich
                                                   -----------------------------
                                                   Harry E. Rich

                                                   January 30, 2004